Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-259669) pertaining to the RBC Bearings Incorporated Common Stock and Preferred Stock;

(2)	Registration Statement (Form S-8 No. 333-221329) pertaining to the RBC Bearings Incorporated 2017 Long-Term Equity Incentive Plan;

(3)	Registration Statement (Form S-8 No. 333-192164) pertaining to the RBC Bearings Incorporated 2013 Long-Term Equity Incentive Plan; and;

(4)	Registration Statement (Form S-8 No. 333-265490) pertaining to the RBC Bearings Incorporated 2021 Long-Term Equity Incentive Plan;

of our report dated May 26, 2022, except for the effects of the restatement described in Note 2, as to which the date is August 5, 2022, with respect to the consolidated financial statements of RBC Bearings Incorporated and our report dated May 26, 2022, except for the effect of the material weakness described in the second paragraph, as to which the date is August 5, 2022, with respect to the effectiveness of internal control over financial reporting of RBC Bearings Incorporated included in this Annual Report (Form 10-K/A) of RBC Bearings Incorporated for the year ended April 2, 2022.

/s/ Ernst & Young LLP

Stamford, Connecticut

August 5, 2022